Exhibit 4.2

SPECIMEN FOUNDERS’ COMMON STOCK CERTIFICATE

NUMBER	SHARES

LEOPARD ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.001
EACH OF THE COMMON STOCK OF

LEOPARD ACQUISITION CORP.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:	Leopard Acquisition Corp. 2008 CORPORATE SEAL DELAWARE

CHIEF EXECUTIVE OFFICER		SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	as tenants by the entireties		(Cust	(Minor)
JT TEN	as joint tenants with right of	under Uniform Gifts to Minors Act
survivorship and not as tenants
in common
(State)

Additional Abbreviations may also be used though not in the above list.

Leopard Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  THESE SECURITIES ARE ALSO SUBJECT TO (i) FORFEITURE, (ii) ADDITIONAL RESTRICTIONS ON TRANSFER OR SALE AND (iii) VOTING REQUIREMENTS AND HOLDERS OF THE SECURITIES WAIVING ANY RIGHT TO PARTICIPATE IN A LIQUIDATION DISTRIBUTION IN CERTAIN CIRCUMSTANCES, IN EACH CASE PURSUANT TO A FOUNDERS’ SECURITIES PURCHASE AGREEMENT DATED [                      ], 2008, A COPY OF WHICH CAN BE OBTAINED FROM THE COMPANY AT ITS EXECUTIVE OFFICES.

SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE CORPORATION.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).